Exhibit (c)(12)
****TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 200.80(b)(4), 200.83 and 240.246-2
May 10, 2008	CMC Project # I023-01-01
Chris Zugaro Insight Equity 1400 Civic Place, Suite 250 Southlake, Texas 76092	Via E-Mail: czugaro@insightequity.com
RE:	LETTER OPINION OF VALUE READY MIX, INC. — **** ****MINERAL RESERVES ****
Dear Mr. Zugaro,
CMC, Inc. (CMC) is pleased to provide this Letter Opinion of Value on the above referenced property.
Introduction
CMC is a professional mining & mineral appraisal, brokerage and consulting firm, specializing in construction materials and industrial mineral commodities, properties and operations.
Insight Equity I LP (Insight) is a private equity/investment firm, located near Dallas-Fort Worth, Texas, that has acquired and managed businesses with over $4B in revenues, since 1998.
CMC was contracted by Insight to prepare a Letter Opinion of Value for the above referenced **** mining property (Subject Property), illustrated in Plan A1 (attached).
Background
In accordance with appraisal regulations, CMC cannot provide exact valuations without performing extensive fieldwork, research, calculations and analyses to quantify/qualify all of the methodology/parameters/data, and fully disclose everything within a detailed report (e.g. Self-Contained Evaluation & Appraisal Report).
However, CMC is permitted to perform a “Letter Opinion of Value”, which is a technical letter that provides a professional opinion of the probable “range” of Mineral and/or Mining related Valuations (e.g. $40,000 to $50,000 per acre, or $1,200,000 to $3,000,000), based upon brief analyses of data, basic calculations, and professional experience/opinion of the markets/minerals/economics/industry.
Letter Opinions of Value cannot be utilized for lending or other financial purposes which normally require a formal appraisal report. However, Letter Opinions of Value can be used for a ballpark estimate of the “potential value”, or for preliminary discussions on lending options with a financial institution.
Mineral Interests
When performing Mining/Mineral Interest Valuations, there are several interests that can be assessed, as follows:
1.	Mineral Interest Value of the Subject Property (e.g. Royalty Income). This assumes that the Owner would simply lease their mineral property out to a Mining Company, who would mine the property and pay royalties back to the owner for extracted materials. The Mineral Interest Value represents the least amount of risk to the owner, but also provides smaller returns.

2.	Mining Interest Value of the Subject Property (e.g. Mining Income). This assumes that the Owner has the experience, knowledge and capacity to mine the property efficiently and competitively, and receives Net Mining Income. The Mining Interest Value represents a higher risk than Mineral Interest Value, but also typically has much larger returns.
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

Mr. Chris Zugaro
May 10, 2008

3.	Going Concern Value of the operation. This is similar to a “business appraisal”, where the Owner’s active quarry and operation are assessed and evaluated.
All of the above have different assessment parameters and conditions, to reflect the situation and the risk.
Parameters & Analyses
Attachment 1 (attached) details all parameters, assumptions and conditions that CMC utilized and analyzed to derive the following professional Opinions of Value.
Opinions of Value
It is CMC’s professional opinion, as detailed in the Attachment to this correspondence, that the Market Value of the **** Mineral Interest in the Subject Property, as of May 10, 2008, would likely fall within the following range:
$1,133,800
(One Million, One Hundred Thirty-Three Thousand, Eight Hundred Dollars)

to

$2,098,000
(Two Million, Ninety-Eight Thousand Dollars)
It is also CMC’s professional opinion, as detailed in the Attachments to this correspondence, that the Market Value of the **** Mining Interest in the Subject Property, as of May 10, 2008, would likely fall within the following range:
$11,434,500
(Eleven Million, Four Hundred Thirty-Four Thousand, Five Hundred Dollars)

to

$14,288,400
(Fourteen Million, Two Hundred Eighty-Eight Thousand, Four Hundred Dollars)
Special Opinion — Mining Interest Utilizing ****
Per client request, CMC was asked to opine on the Mining Interest per above, assuming that **** were utilized. Therefore, it is further CMC’s professional opinion, as detailed in the Attachments to this correspondence, that the Market Value of the **** Mining Interest, in the Subject Property, **** as of May 10, 2008, would likely fall within the following range:
$5,670,000
(Five Million, Six Hundred Seventy Thousand Dollars)

to

$6,881,500
(Six Million, Eight Hundred Eighty-One Thousand, Five Hundred Dollars)
****
Limiting Conditions
This assignment was not based on requested minimum valuations, nor specific valuations being determined.
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

Mr. Chris Zugaro
May 10, 2008

CMC has no interest, present or contemplated, with Ready Mix, Inc., its affiliates, or the Subject Property, and compensation for this Letter Opinion of Value was not based on specific requested values being attained.
The following limiting conditions are applicable to this Letter Opinion of Value:
1.	Any description or specifications furnished in this correspondence are assumed to be correct. Unless otherwise specified, all existing liens and encumbrances have been disregarded and the Opinion(s) of Value have been determined as though free and clear (unless otherwise stated within this correspondence) under responsible ownership and competent management.

2.	CMC, Inc. is not a Law Firm, Permitting Authority, Regulatory Agency or Title Agency, and while deeds, leases and other real estate documentation may have been reviewed as part of the analyses, the existence of any mineral reservations, encumbrances, or permitting feasibility on the Subject Property has not been determined. The Subject Property has been analyzed as if free and clear of any such reservations or encumbrances.

3.	Any information in this correspondence furnished by others is assumed to be reliable, however no responsibility is assumed for their accuracy.

4.	“Appropriate” scientific methods and best professional judgment were utilized in the validation, preparation and evaluation of the data presented in this Report. Users of this Report are hereby cautioned that the calculations, modeling and data evaluation methods used, and the subsequent results presented, entail inherent uncertainties and assumptions, over which CMC has little or no control.

5.	CMC makes no warranties, express or implied, regarding the use of information, calculations, and projections, presented herein, nor any responsibility for the results of such use. CMC assumes no liability for the Opinions expressed within this correspondence.
CMC appreciates the opportunity to provide, our mineral consulting services. If you should require any further assistance, please feel free to contact us at your convenience.

John J. Manes, P.G. Executive Vice President Senior Geologist	J. Stuart Limb, CMA, FRICS President Certified Minerals Appraiser Chartered Minerals Surveyor
JJM:rdp
****
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

ATTACHMENT 1 — PARAMETERS & ANALYSES
Letter Opinion of Value
For Insight Equity, Southlake, Texas
Ready Mix, Inc. — ****
**** Mineral Property
****
Background
The **** Quarry is located on approximately **** and operates a **** quarry **** The quarry is located approximately ****
****
Data
The following data was provided to CMC by Insight Equity (Insight)/RMI, for review:
•	****

•	****

•	****

•	****

•	****

•	****

•	****

•	****

•	****

•	****

•	United States Security & Exchange Commission, March 27, 2008, Form 10-K, Ready Mix, Inc.
Parameters
Calculating an Opinion of Value requires the following parameters to be assessed:
1.	Effective Date of Opinion of Value

2.	Commencement Date of Production/Sales

3.	Sustainable Production & Sales Rates

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

4.	Saleable Reserves

5.	Reserves Lives

6.	Sustainable Royalty or Mining Income Rates

7.	Applicable Fees or Mining Costs

8.	Applicable Discount/Capitalization Rates
As previously mentioned, this Letter Opinion of Value assesses both the Mineral Interest Value and the Mining Interest Value. Also, since opinions of value must include a range in values, it is customary to calculate values utilizing an applicable range of parameters, when possible.
Based on CMC’s professional experience, available data and support information, a conservative range of parameters have been approximated and utilized to derive the Letter Opinion of Value “range”. These parameters are as follows:
1.	Effective Date of Opinion of Value

The Effective Date of this Letter Opinion of Value is May 10, 2008, which represents the date all of the analyses were completed.

2.	****

3.	****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

****
4. ****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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5. ****
6. ****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

7. ****
8. ****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

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****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.